Independent Auditors’ Consent
The Board of Directors
Foresters Life Insurance and Annuity Company:
We consent to the use of our report, dated April 22, 2019, except as to Notes 1, 4, 11, 13, 16, 17, and Supplementary Insurance Information, which are as of August 12, 2019, with respect to the statutory statements of admitted assets, liabilities and capital and surplus of Foresters Life Insurance and Annuity Company (the “Company”) as of December 31, 2018 and 2017, and the related statutory statements of income, changes in capital and surplus, and cash flow for each of the years in the three-year period ended December 31, 2018, and the related notes included in the Statement of Additional Information.
Our report, dated April 22, 2019, except as to Notes 1, 4, 11, 13, 16, 17, and Supplementary Insurance Information, which are as of August 12, 2019, states that the Company prepared the financial statements using statutory accounting practices prescribed or permitted by the New York State Department of Financial Services, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, our report expresses our opinion that the Company’s financial statements do not present fairly, in conformity with U.S. generally accepted accounting principles, the financial position of the Company as of December 31, 2018 and 2017, or the results of its operations or its cash flows for each of the years in the three-year period ended December 31, 2018. Our report contains an emphasis of matter paragraph that refers to a restatement of the financial statements as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018 to correct misstatements, and an other matter paragraph that refers to supplementary information that is presented for purposes of additional analysis and is not a required part of the financial statements but is supplementary information required by Regulation S-X Rule 7-05 of the Securities and Exchange Commission.

/s/ KPMG LLP

New York, New York
August 13, 2019